Exhibit 99.1
Press Release
National Mentor Holdings, Inc. Announces First Quarter 2011 Results
BOSTON, Massachusetts, February 14, 2011 — National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the first quarter ended December 31, 2010.
Revenue for the quarter ended December 31, 2010 was $266.7 million, an increase of $16.4 million, or 6.6%, over revenue for the quarter ended December 31, 2009. Revenue increased $14.5 million related to acquisitions that closed during the period from October 1, 2009 to December 31, 2010 and $1.9 million related to organic growth, including growth related to new programs. Organic growth increased despite the negative impact of rate reductions in several states, including Indiana and Wisconsin.
Income from operations for the quarter ended December 31, 2010 was $10.9 million, a decrease of $0.4 million as compared to income from operations for the quarter ended December 31, 2009. The operating margin was 4.1% for the quarter ended December 31, 2010, a decrease from 4.5% for the quarter ended December 31, 2009.
Net income for the quarter ended December 31, 2010 was $1.8 million compared to net loss of $40 thousand for the quarter ended December 31, 2009.
Adjusted EBITDA(1) for the quarter ended December 31, 2010 was $27.9 million, an increase of $1.7 million, or 6.3%, as compared to Adjusted EBITDA for the quarter ended December 31, 2009. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by rate reductions in several states, including Indiana and Wisconsin. Adjusted EBITDA was also negatively impacted by an increased expense related to higher self-insured retentions and premiums for professional and general liability policies.

(1)
Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 5.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, February 18, 2011 at 11:00 a.m. EST to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EST on Friday, February 25, 2011. Those wishing to participate in the February 18 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.
National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.

* * * * * * * * * * *
From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.
This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights
($ in thousands)
(unaudited)

	Three Months Ended
	December 31
	2010	2009
Statements of Operations Data:

Net revenue	$266,651	$250,215
Cost of revenue (exclusive of depreciation expense shown separately below)	206,164	191,522
General and administrative expenses	34,600	33,286
Depreciation and amortization	15,011	14,174

Income from operations	10,876	11,233
Management fee of related party (1)	(345)	(276)
Other income, net	229	58
Interest income	5	12
Interest income from related party	494	476
Interest expense	(8,146)	(11,880)

Income (loss) from continuing operations before income taxes	3,113	(377)
Provision (benefit) for income taxes	1,344	(502)

Income from continuing operations	1,769	125
Loss from discontinued operations, net of tax	(3)	(165)

Net income (loss)	$1,766	$(40)

Additional financial data:

Program rent expense	$7,709	$6,779
Adjusted EBITDA (2)	$27,934	$26,283

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31
	2010	2009
Reconciliation from net income (loss) to Adjusted EBITDA:

Net income (loss)	$1,766	($40)
Loss from discontinued operations, net of tax	3	165
Provision (benefit) for income taxes	1,344	(502)
Interest income	(5)	(12)
Interest income from related party	(494)	(476)
Interest expense	8,146	11,880
Depreciation and amortization	15,011	14,174
Management fee of related party (1)	345	276
(Gain) loss on disposal of assets	(45)	50
Stock-based compensation (3)	—	114
Terminated transaction costs (4)	584	—
Change in fair value of contingent consideration (6)	222	—
Acquisition Costs (5)	208	604
Restructuring	849	50

Adjusted EBITDA (2)	$27,934	$26,283

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
Balance Sheet Data:	December 31, 2010	September 30, 2010
Cash and cash equivalents	$34,536	$26,448
Working capital(7)	10,752	11,169
Total assets	1,012,507	1,015,885
Total debt (8)	505,211	506,182
Shareholder’s equity	226,595	225,133

	Three Months Ended
Other Financial Data :	December 31, 2010	December 31, 2009
Cash flows provided by (used in):
Operating activities	$19,994	$17,471
Investing activities	(6,509)	(4,622)
Financing activities	(5,397)	(970)

Purchases of property and equipment	3,958	3,930
Cash paid for acquisitions (including cash paid for earn-out obligations)	6,246	14

(1)	Represents management fees paid to Vestar Capital Partners V, L.P.

(2)	Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

(3)	Stock-based compensation represents non-cash stock based compensation.

(4)	Represents consulting and legal costs related to a transaction which was not completed.

(5)	Represents external acquisition costs.

(6)	Represents changes in fair value of contingent earn-out obligations arising from acquisitions.

(7)
Working capital is calculated as current assets minus current liabilities, excluding cash and cash equivalents, restricted cash, current portion of long-term debt and current portion of obligations under capital leases.

(8)	Total debt includes obligations under capital leases.
CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.
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